UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b) On September 21, 2007, Sylvia Summers gave notice of her resignation as Executive Vice President, Consumer, Set-top Box, and Industrial Division (“CSID”) of Spansion Inc. (the “Company”), effective September 28, 2007.

Item 8.01	Other Events

On September 26, 2007, the Company announced that it appointed Thomas T. Eby as the Company’s Executive Vice President, CSID, effective October 1, 2007. He will oversee all marketing, product and platform engineering, infrastructure development and program management functions for CSID.

On September 26, 2007, the Company announced that it appointed Jeffrey W. Davis as the Company’s Executive Vice President, Sales and Marketing, effective October 1, 2007. He will be responsible for corporate and strategic marketing, corporate communications, regional marketing, business development, systems engineering, sales, sales operations and field applications engineering.

A copy of the press release announcing the appointments of Messrs. Eby and Davis is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 26, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: September 26, 2007	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Corporate Development

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 26, 2007.

4